                                                                  Exhibit (h)(8)

                   AMENDED AND RESTATED SCHEDULE OF PORTFOLIOS

                               WITH RESPECT TO THE

                            SHAREHOLDER SERVICES PLAN

                                       FOR

                           ING VARIABLE PRODUCTS TRUST

                   (FORMERLY PILGRIM VARIABLE PRODUCTS TRUST)

                                 CLASS S SHARES

                                                MAXIMUM         LAST CONTINUED/
PORTFOLIO                                     SERVICE FEE      APPROVED BY BOARD       REAPPROVAL DATE
---------                                     -----------      -----------------       ---------------
ING VP Convertible Portfolio                     0.25%           July 11, 2002        September 1, 2003
ING VP Emerging Countries Portfolio              0.25%           July 11, 2002        September 1, 2003
ING VP Financial Services Portfolio              0.25%           July 11, 2002        September 1, 2003
ING VP Growth + Value Portfolio                  0.25%           July 11, 2002        September 1, 2003
ING VP Growth Opportunities Portfolio            0.25%           July 11, 2002        September 1, 2003
ING VP High Yield Bond Portfolio                 0.25%           July 11, 2002        September 1, 2003
ING VP International Portfolio                   0.25%           July 11, 2002        September 1, 2003
ING VP International SmallCap Growth             0.25%           July 11, 2002        September 1, 2003
Portfolio
ING VP International Value Portfolio             0.25%           July 11, 2002        September 1, 2003
ING VP Large Company Value Portfolio             0.25%           July 11, 2002        September 1, 2003
ING VP LargeCap Growth Portfolio                 0.25%           July 11, 2002        September 1, 2003
ING VP MagnaCap Portfolio                        0.25%           July 11, 2002        September 1, 2003
ING VP MidCap Opportunities Portfolio            0.25%           July 11, 2002        September 1, 2003
ING VP Research Enhanced Index Portfolio         0.25%           July 11, 2002        September 1, 2003
ING VP SmallCap Opportunities Portfolio          0.25%           July 11, 2002        September 1, 2003